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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 of our report dated February 21, 1997, on our audit of the statements of net assets sold to Viasystems Technologies Corp. of the Interconnection Business of the Microelectronics Group, Interconnection Technologies Unit of Lucent Technologies Inc. and the related statements of operations. We also consent to the reference to our firm under the caption "Experts."

Coopers & Lybrand L.L.P.

St. Louis, Missouri

July 31, 1997